                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:


[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12


                                CROWN GROUP, INC.
                                -----------------
                (Name of Registrant as Specified in Its Charter)

                                 Not applicable
                                 --------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)      Title of each class of securities to which transaction applies:

(2)      Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)      Proposed maximum aggregate value of transaction:

(5)      Total fee paid:

[ ]               Fee paid previously with preliminary materials.

[ ]               Check box if any part of the fee is offset as provided by
              Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount Previously Paid:_____________________________________

(2)      Form, Schedule or Registration Statement No.:_______________

(3)      Filing Party:_______________________________________________

(4)      Date Filed:_________________________________________________

                                CROWN GROUP, INC.
                    4040 NORTH MACARTHUR BOULEVARD, SUITE 100
                               IRVING, TEXAS 75038

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                JANUARY 16, 2002



To the Holders of Common Stock of
Crown Group, Inc.



         Notice is hereby given that the Annual Meeting of Stockholders of Crown Group, Inc., a Texas corporation (the "Company"), will be held at the Four Seasons Hotel and Resort, 4150 North MacArthur Boulevard, Irving, Texas 75038, on Wednesday, January 16, 2002, at 10:00 a.m., local time, for the following purposes:

         (1) To elect six directors to serve for a term of one year and until their successors have been elected and qualified;

         (2) To approve the adoption of Articles of Amendment to the Articles of Incorporation of the Company to change the name of the Company to "America's Car-Mart, Inc." and to delete certain provisions of the Articles of Incorporation relating to the gaming business, in which the Company is no longer engaged; and

         (3) To conduct such other business as may properly come before the meeting or any adjournment thereof.

         Only stockholders of record as of the close of business on November 23, 2001, will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.


                                       By Order of the Board of Directors.

                                       /s/ Edward R. McMurphy

                                       Edward R. McMurphy
                                       Chairman of the Board,
                                       President and Chief Executive Officer

December 14, 2001




YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING RETURN ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED WITHIN THE UNITED STATES.

                                CROWN GROUP, INC.
                    4040 NORTH MACARTHUR BOULEVARD, SUITE 100
                               IRVING, TEXAS 75038

                         ANNUAL MEETING OF STOCKHOLDERS
                                JANUARY 16, 2002

                            ------------------------

                                 PROXY STATEMENT

                            ------------------------


                             SOLICITATION OF PROXIES


         This Proxy Statement, which is first being mailed to stockholders on or about December 17, 2001, is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Crown Group, Inc. (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held at the Four Seasons Hotel and Resort, 4150 North MacArthur Boulevard, Irving, Texas 75038, on Wednesday, January 16, 2002, at 10:00 a.m., local time, and at any or all adjournments or postponements thereof. The address of the principal executive offices of the Company is 4040 North MacArthur Boulevard, Suite 100, Irving, Texas 75038 and the Company's telephone number at such address is (972) 717-3423.


         The total cost of this solicitation will be borne by the Company. In addition to the U.S. mail, proxies may be solicited by officers and regular employees of the Company, without remuneration, by personal interviews, telephone and facsimile. It is anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to beneficial owners of stock entitled to vote at the Annual Meeting.

         Any person giving a proxy pursuant to this Proxy Statement may revoke it at any time before it is exercised at the Annual Meeting by notifying in writing the Secretary of the Company, Mark D. Slusser, at the offices of the Company, 4040 North MacArthur Boulevard, Suite 100, Irving, Texas 75038, prior to the Annual Meeting date. In addition, if the person executing the proxy is present at the Annual Meeting, he may, but need not, revoke the proxy, by notice of such revocation to the Secretary of the Annual Meeting, and vote his shares in person. Proxies in the form enclosed, if duly signed and received in time for voting, and not so revoked, will be voted at the Annual Meeting in accordance with the instructions specified therein. Where no choice is specified, proxies will be voted FOR the election of the nominees for director named herein, FOR the proposal to approve the adoption of Articles of Amendment, and, on any other matters presented for a vote, in accordance with the judgment of the persons acting under the proxies. Abstentions and broker non-votes will not be counted as votes either in favor of or against the matter with respect to which the abstention or broker non-vote relates; however, with respect to any proposal other than the election of directors, abstentions and broker non-votes would have the effect of a vote against the proposal.


         Only stockholders of record at the close of business on November 23, 2001 will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. Each share of common stock of the Company issued and outstanding on such record date is entitled to one vote. As of November 23, 2001, the Company had outstanding 6,748,424 shares of common stock.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of November 15, 2001, with respect to ownership of the outstanding common stock of the Company by (i) all persons known to the Company to own beneficially more than five percent of the Company's outstanding common stock, (ii) each director of the Company and each director nominee, (iii) each of the executive officers of the Company, and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares owned by him or her.

                                                    Number of Shares                     Percent
          Name                                     Beneficially Owned                   of Class
          ----                                     ------------------                   --------
          Edward R. McMurphy                          1,089,540(1)                        14.7%

          Robert J. Kehl                                974,167(2)                        14.4%

          Tilman J. Falgout, III                        775,000(3)                        10.9%

          Bennie M. Bray                                300,000(4)                         4.4%

          Gerard M. Jacobs                              210,280(5)                         3.1%

          Mark D. Slusser                               187,100(6)                         2.7%

          Gerald L. Adams                               109,689(7)                         1.6%

          John David Simmons                             49,650(8)                            *

          Nan R. Smith                                      500(9)                            *

          All Directors and Executive
            Officers as a Group (7 persons)           3,695,926(10)                       45.9%


-------------------------

* Less than 1%.

(1) Includes 675,000 shares subject to presently exercisable stock options. Mr. McMurphy's address is 4040 N. MacArthur Blvd., Suite 100, Irving, Texas 75038.

(2) Includes 478,333 shares held by Mr. Kehl's wife and 17,500 shares subject to presently exercisable stock options. Mr. Kehl's address is Third St., Ice Harbor, Dubuque, Iowa 52004.

(3) Includes 342,500 shares subject to presently exercisable stock options and 400,000 shares held in a corporation controlled by Mr. Falgout. Mr. Falgout's address is 4040 N. MacArthur Blvd., Suite 100, Irving, Texas 75038.

(4)      Shares held in a trust of which Mr. Bray is the beneficiary.

(5) Includes 2,300 shares held by a corporation controlled by Mr. Jacobs and 17,500 shares subject to presently exercisable stock options.

(6)      Includes 180,000 shares subject to presently exercisable stock options.

(7)      Includes 20,000 shares subject to presently exercisable stock options.

(8)      Includes 47,500 shares subject to presently exercisable stock options.

(9)      Shares held by Ms. Smith's husband.

(10) Includes 1,300,000 shares subject to presently exercisable stock options.

                                 AGENDA ITEM ONE

                              ELECTION OF DIRECTORS

         Pursuant to the Bylaws of the Company, the Board of Directors has set the number of directors for the ensuing year at six, all of whom are proposed to be elected at the Annual Meeting. In the event any nominee is unable or declines to serve as a director at the time of the meeting, the persons named as proxies therein will have discretionary authority to vote the proxies for the election of such person or persons as may be nominated in substitution by the present Board of Directors. Management knows of no current circumstances which would render any nominee named herein unable to accept nomination or election. Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.

         Members of the Board of Directors are elected annually to serve until the next annual meeting of stockholders and until their successors are elected and qualified.

         The following persons have been nominated for election to the Board of Directors.

         EDWARD R. MCMURPHY, age 51, has served as the Company's Chief Executive Officer since July 1984. He has been a director of the Company since its inception in April 1983. From 1979 to June 1986, Mr. McMurphy served as President of Marion Properties, Inc., a real estate development company and former parent of the Company from July 1984 to June 1986. Mr. McMurphy is also a director of Smart Choice Automotive Group, Inc., a 70% owned subsidiary of the Company that sells and finances used vehicles.

         TILMAN J. FALGOUT, III, age 52, has served as Executive Vice President and General Counsel of the Company since March 1995 and as a director of the Company since September 1992. From 1978 until June 1995, Mr. Falgout was a partner in the law firm of Stumpf & Falgout, Houston, Texas. Mr. Falgout is also a director of Smart Choice Automotive Group, Inc., a 70% owned subsidiary of the Company that sells and finances used vehicles.

         BENNIE M. BRAY, age 51, has served as Managing Partner of Monarch Capital Partners LLC, a venture capital fund focusing on early stage technology companies, since 1999. Mr. Bray has also been President of Bray Company, an investment company specializing in leveraged buy-outs, venture capital and real estate investments since 1991.

         ROBERT J. KEHL, age 67, has been an entrepreneur for the past 35 years, starting, developing and operating businesses primarily in the riverboat construction, gaming, riverboat touring and restaurant industries. From 1993 to 2000, Mr. Kehl was President of Kehl River Boats, Inc., a riverboat construction firm. Since 2000, Mr. Kehl has been managing his personal investments. Mr. Kehl has been a director of the Company since September 1994.

         JOHN DAVID SIMMONS, age 65, has served as a director of the Company since August 1986. Since 1970, he has been President of Simmons & Associates LLC, a real estate development company, and Management Resources LLC, a management consulting firm.

         NAN R. SMITH, age 61, has served as President of America's Car-Mart, Inc. ("Car-Mart"), a subsidiary of the Company, since January 1999. From 1981 to January 1999, Ms. Smith was Chief Operating Officer of Car-Mart.

                     COMMITTEES OF THE BOARD AND ATTENDANCE

         The Board of Directors of the Company presently has a standing Audit Committee and a standing Compensation and Stock Option Committee (the "Compensation Committee"). The Company does not have a Directors Nominating Committee, such function being reserved to the entire Board of Directors.

         The Audit Committee is currently composed of Messrs. Simmons, Kehl and Jacobs, each of whom is an "independent director" as such term is defined by the NASD's listing standards. Pursuant to the Audit Committee Charter adopted by the Company's Board of Directors, the Audit Committee is authorized to nominate the Company's independent auditors and to review with the independent auditors the scope and results of the audit engagement. The Audit Committee held two meetings during the last fiscal year and acted once by unanimous written consent.

         The Compensation Committee is currently composed of Messrs. Adams, McMurphy and Simmons. This Committee, which did not meet during the Company's last fiscal year, recommends compensation levels for executive officers of the Company, and is authorized to consider and make grants of options pursuant to the Company's 1997 Stock Option Plan and to administer the 1997 Stock Option Plan and the Company's other stock option plans.

         During the Company's last fiscal year, the Board of Directors held two meetings and took action six times by unanimous written consent. Each incumbent director attended at least 75% of the aggregate number of meetings held by the Board and by the Committees of the Board on which he served.

                            REPORT OF AUDIT COMMITTEE

         In accordance with the written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During the fiscal year ended April 30, 2001, the Audit Committee met two times and discussed internal control, accounting, auditing and financial reporting practices of the Company, with the Company's Chief Financial Officer on both occasions and with the independent auditors and accountants for the Company, Grant Thornton LLP on one occasion. In addition, the Audit Committee took action by unanimous written consent on one occasion. In discharging its oversight responsibility as to the audit process, the Audit Committee has reviewed and discussed the Company's audited financial statements as of and for the year ended April 30, 2001 with management and has discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees) with respect to those statements.

         The Audit Committee has received and reviewed the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Grant Thornton LLP its independence in connection with its audit of the Company's financial statements for the year ended April 30, 2001. The Audit Committee has also considered whether Grant Thornton LLP's provision of non-audit services to the Company is compatible with maintaining such firm's independence. See "Independent Public Accountants." Based on this review and these discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended April 30, 2001.

                                      Respectfully submitted,

                                      Mr. John David Simmons
                                      Mr. Robert J. Kehl
                                      Mr. Gerard M. Jacobs

         The information in the foregoing Report of the Audit Committee shall not be deemed to be soliciting material, or be filed with the SEC or subject to Regulation 14A or 14C or to liabilities of Section 18 of the Securities Act, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates these paragraphs by reference into such filing.


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers, and persons who own more than 10% of the outstanding common stock of the Company to file with the Securities and Exchange Commission reports of changes in ownership of the common stock of the Company held by such persons. Officers, directors and greater than 10% stockholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, during the fiscal year ended April 30, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% stockholders were complied with, except that Mr. McMurphy inadvertently failed to timely file one Form 4.

                             EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid or accrued by the Company to or on behalf of the Company's executive officers for the years ended April 30, 2001, 2000 and 1999:


                           SUMMARY COMPENSATION TABLE


                                                                                                Long-Term           All Other
                                                         Annual Compensation                   Compensation      Compensation(1)
                                            ----------------------------------------------    ---------------    -----------------
          Name and               Fiscal                                     Other Annual          Stock
     Principal Position           Year        Salary          Bonus          Compensation         Options
-----------------------------    -------    -----------    -----------     ---------------    ---------------    -----------------
Edward R. McMurphy               2001        $ 350,000      $ 286,639           --                      --            $ 13,967
  Chairman of the Board,         2000          350,000        650,000           --                      --              12,967
  President and Chief            1999          312,500        800,000           --                 400,000              16,900
  Executive Officer

Tilman J. Falgout, III           2001        $ 275,000      $ 165,368           --                      --            $  9,747
  Executive Vice President       2000          275,000        375,000           --                      --               8,862
  and General Counsel            1999          237,500        425,000           --                 145,000              12,728


Mark D. Slusser                  2001        $ 175,000      $ 121,270           --                      --            $  7,675
  Chief Financial Officer,       2000          175,000        275,000           --                      --               7,234
  Vice President Finance         1999          156,250        250,000           --                 115,000               7,732
  and Secretary


-----------------------------

 (1) These amounts include contributions to the Company's 401(k) Plan and certain insurance premiums as follows:



                                                                    Disability       401(k)
                                                                    Insurance        Plan
                                                                    ----------      -------
                        Edward R. McMurphy
                                                       2001          $ 8,717        $ 5,250
                                                       2000            8,717          4,250
                                                       1999            8,525          8,375

                        Tilman J. Falgout, III         2001          $ 4,841        $ 4,906
                                                       2000            4,841          4,021
                                                       1999            5,811          6,917

                        Mark D. Slusser                2001          $ 2,206        $ 5,469
                                                       2000            2,206          5,028
                                                       1999            2,207          5,525

SEVERANCE AGREEMENTS

         In July 1996, the Board of Directors authorized the Company to enter into severance agreements with each of Mr. McMurphy, Mr. Falgout and Mr. Slusser, which agreements, as amended, provide that in the event of a sale, merger, consolidation, change in control, or liquidation of the Company, or similar extraordinary corporate transaction, each such officer shall be entitled to 2.99 times the annual compensation paid to the executive as well as accelerated vesting of options under the Company's stock option plans. As a result of the Company's decision to sell all of its subsidiaries and investments except for its America's Car-Mart, Inc. subsidiary, and relocate its corporate headquarters to Rogers, Arkansas, a triggering event has occurred under the severance agreements. Accordingly, previously unvested options to purchase an aggregate of 140,000 shares of the Company's common stock have vested, and each such officer is entitled to the compensation specified in the severance agreements. The severance amounts are payable upon the termination of each such officer's employment with the Company.

STOCK OPTION PLAN

         In July 1997, the Board of Directors adopted the Company's 1997 Stock Option Plan which was subsequently approved by the stockholders at the 1997 Annual Meeting (the "1997 Plan"). During the fiscal year ended April 30, 2001, no options were granted under the 1997 Plan to any of the executive officers of the Company.

         The following table provides certain information concerning each exercise of stock options under the Company's stock option plans during the fiscal year ended April 30, 2001 by the Company's executive officers, and the fiscal year-end value of unexercised options held by such persons under the Company's stock option plans:

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                       Number of
                                                                  Unexercised Options        Value of Unexercised
                                   Shares                          at Fiscal Year-End          Options at Fiscal
                                Acquired on          Value            Exercisable/           Year-End Exercisable/
           Name                   Exercise        Realized(1)        Unexercisable             Unexercisable(2)
----------------------------  -------------     -----------     ---------------------    --------------------------
Edward R. McMurphy                 25,000          $ 60,938         625,000/50,000             $403,750/--

Tilman J. Falgout, III                 --                --         292,500/50,000              142,578/--

Mark D. Slusser                        --                --         140,000/40,000               67,875/--


--------------------

(1) Calculated as the amount by which the aggregate fair market value of the optioned shares exceeds the aggregate exercise price on the date of exercise.

(2) The market value of the Company's common stock on April 30, 2001 was $3.95 per share, and options to purchase 842,500 shares held by the above officers were in-the-money. The actual value, if any, an executive may realize will depend upon the amount by which the market price of the Company's common stock exceeds the exercise price when the options are exercised.

DIRECTOR COMPENSATION

         Non-employee directors of the Company presently receive a $24,000 annual retainer, $2,000 per Board meeting attended in person, and $500 per Committee meeting attended in person. The Company has adopted a new director compensation program, effective January 15, 2002, pursuant to which the Company will no longer pay a retainer for service on the Board, and each non-employee director will receive a $1,000 annual retainer for each Committee on which such director serves, and $1,500 per Board meeting attended in person. Directors who are also employees of the Company do not receive separate compensation for their services as a director. Pursuant to the 1997 Plan, on the first business day of July in each year, each then serving non-employee director of the Company is automatically granted an option to purchase 2,500 shares of common stock, at an exercise price equal to the fair market value of such stock on the date of grant. Options granted under the 1997 Plan are exercisable for a period of up to ten years. In the event that a director ceases to be a director of the Company for any reason, options granted to the director will generally expire upon the earlier to occur of (1) the tenth anniversary of the date of grant of the option, or (2) ninety days following the date on which such director ceased to be a director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the fiscal year ended April 30, 2001, Edward R. McMurphy, Chairman of the Board, President and Chief Executive Officer of the Company, served as a member of the Compensation and Stock Option Committee of the Board of Directors. Mr. McMurphy also serves as a Director of Huntington AluTech, Inc., a firm of which Gerard M. Jacobs, a Director of the Company, serves as Chairman.

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation and Stock Option Committee on Executive Compensation and the Stockholder Return Performance Graph shall not be incorporated by reference into any such filings.

                REPORT OF COMPENSATION AND STOCK OPTION COMMITTEE
                            ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors of the Company recommends compensation levels for the executive officers of the Company, including the Chief Executive Officer, and is authorized to consider and make grants of options pursuant to the Company's 1997 Stock Option Plan and to administer the 1997 Stock Option Plan and the Company's other option plans. The Compensation Committee did not meet during fiscal 2001. During fiscal 2001 the Company had three executive officers, Edward R. McMurphy, Chairman of the Board, President and Chief Executive Officer; Tilman J. Falgout, III, Executive Vice President and General Counsel; and Mark D. Slusser, Chief Financial Officer, Vice President Finance and Secretary.

         The Compensation Committee met in January 1999 to discuss executive compensation. Upon recommendation from the Compensation Committee, the Board of Directors adopted a compensation package for the Company's executive officers that will remain in effect for a five-year period (unless modified by the Board of Directors or the Committee). As a result of such meeting, effective February 1, 1999, Mr. McMurphy's annual salary was set at $350,000 by the Compensation Committee. In determining such salary, the Compensation Committee considered Mr. McMurphy's recent performance in identifying and completing various acquisitions by the Company and his contribution to the overall performance of the Company in the last fiscal year, as well as his contribution to the Company's growth.

         The Compensation Committee considers from time to time the payment of bonuses to the executive officers in light of the performance of the Company and the effort made by the executive officers to promote the Company's businesses. Also in January 1999, the Board of Directors, upon recommendation of the Compensation Committee, approved and adopted a bonus program whereby in each fiscal year beginning with the fiscal year commencing May 1, 1998, a bonus equal to five percent of the Company's consolidated pre-tax income (before the bonus computation) would be earned collectively by the Company's executive officers. For purposes of the calculation, pre-tax income shall (i) exclude earnings or losses attributable to subsidiary minority shareholders, (ii) convert equity in earnings or loss of unconsolidated subsidiaries/investments to a pre-tax amount, (iii) to the extent there is a pre-tax loss in a particular fiscal year, such loss shall be carried forward to offset pre-tax income in subsequent fiscal years, and (iv) be otherwise calculated in accordance with generally accepted accounting principles. This bonus program is intended to remain in effect for five fiscal years. Pursuant to this bonus program, for the fiscal year ended April 30, 2001, the executive officers were paid the following bonuses: Mr. McMurphy - $286,639, Mr. Falgout - $165,368 and Mr. Slusser - $121,270.

         In July 1996, the Board of Directors authorized the Company to enter into severance agreements with each of Mr. McMurphy, Mr. Falgout and Mr. Slusser, which agreements, as amended, provide that in the event of a sale, merger, consolidation, change in control, or liquidation of the Company, or similar extraordinary corporate transaction, each such officer shall be entitled to 2.99 times the annual compensation paid to the executive as well as accelerated vesting of options under the Company's stock option plans. As a result of the Company's decision to sell all its subsidiaries and investments except for its America's Car-Mart, Inc. subsidiary, and relocate its corporate headquarters to Rogers, Arkansas, a triggering event has occurred under the severance agreements. Accordingly, previously unvested options to purchase an aggregate of 140,000 shares of the Company's common stock have vested, and each such officer is entitled to the compensation specified in the severance agreements. The severance amounts are payable upon the termination of each such officer's employment with the Company.

         The Compensation Committee takes action from time to time, based upon guidelines and recommendations provided by the Board of Directors, to provide additional incentive compensation to the executive officers and other employees through the award of stock options under the Company's existing stock option plan. During the year ended April 30, 2001 no stock options were granted to any of the executive officers.

         The Company's future compensation policies will be developed in light of the Company's financial position and results of operations and with the goal of rewarding members of management for their contributions to the Company's success.


         JOHN DAVID SIMMONS        GERALD L. ADAMS        EDWARD R. MCMURPHY

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

         Set forth below is a line graph comparing the fiscal year end percentage change in the cumulative total stockholder return on the Company's common stock against (i) the cumulative total return of the Nasdaq Market Index (U.S. companies), and (ii) the MG Group Index 744 - Auto Dealerships ("Automobile Index"), for the period of five fiscal years commencing on May 1, 1996 and ending on April 30, 2001.

         As the largest portion of the Company's revenues during the fiscal year ended April 30, 2001 were generated from automobile operations, the Company has determined that the Automobile Index is presently the most appropriate "peer group" index. The Company believes the Automobile Index is an accurate reflection of the Company's peer group as the Automobile Index is composed of companies involved in the sale of automobiles and other vehicles through dealerships. The graph assumes that the value of the investment in the Company's common stock and each index was $100 on May 1, 1996.


                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                     PERFORMANCE GRAPH FOR CROWN GROUP, INC.

                                 [GRAPH]






--------------------------------------------------------------------------------------------------------------------

                                             4/30/96     4/30/97     4/30/98     4/30/99      4/28/00     4/30/01
--------------------------------------------------------------------------------------------------------------------
Crown Group, Inc.                             100.0       109.7       219.4       296.8        271.0       203.8
--------------------------------------------------------------------------------------------------------------------

Automobile Index                              100.0        70.7        65.4        62.4         41.4        49.9
--------------------------------------------------------------------------------------------------------------------

Nasdaq Market Index (U.S. Companies)          100.0       106.6       158.3       209.1        324.9       161.6
--------------------------------------------------------------------------------------------------------------------

         The dollar value at April 30, 2001 of $100 invested in the Company's common stock on May 1, 1996 was $203.82, compared to $49.93 for the Automobile Index described above and $161.64 for the Nasdaq Market Index (U.S. Companies).

                                 AGENDA ITEM TWO

                                PROPOSAL TO AMEND
                          THE ARTICLES OF INCORPORATION
                                 OF THE COMPANY

         The Board of Directors of the Company has approved the adoption of Articles of Amendment to the Company's Articles of Incorporation, as amended, to change the name of the Company to "America's Car-Mart, Inc." and to delete certain provisions of the Articles of Incorporation relating to the gaming business, in which the Company is no longer engaged. The Board of Directors believes that the amendment of the Articles of Incorporation is in the best interests of the Company and its stockholders and recommends that the Company's stockholders vote to approve the adoption of the Articles of Amendment.

         NAME CHANGE. The Company is presently involved in the sale of certain of its subsidiaries and investments. Following the completion of this sale process, substantially all of the Company's operations will be conducted through its America's Car-Mart, Inc. subsidiary, and the Board of Directors believes it is appropriate to change the Company's name to reflect the primary business in which the Company is engaged. In the event the name change is effected, it will not be necessary for stockholders to surrender stock certificates. Instead, when certificates are presented for transfer, new certificates bearing the new name will be issued.

         DELETION OF GAMING PROVISIONS. The proposed Articles of Amendment would delete Section D and Section E of Article IV of the Company's Articles of Incorporation in their entirety. Section D of Article IV provides for the mandatory divestiture of all shares of the Company's stock held by any person who beneficially owns, directly or indirectly, 5% or more of the Company's capital stock entitled to vote in the election of directors if any regulatory authority authorized and empowered to regulate the gaming operations of the Company finds such person to be unsuitable to hold the Company's stock. Section E of Article IV subjects the Company's Articles of Incorporation to the federal Merchant Marine Act of 1936 and the federal Shipping Act of 1916 and the applicable regulations thereunder, and allows the Company to require any stockholder of the Company whose ownership of the Company's stock renders the Company in non-compliance with such Acts to divest his or her stock. Both Sections D and E of Article IV were adopted in connection with the Company's involvement in the gaming industry and are now unnecessary as the Company no longer conducts any gaming operations.

         In accordance with Texas corporate law, if approved by the stockholders, Articles of Amendment will become effective upon being filed by the Company with the Secretary of State of Texas, which will occur as promptly as practicable following the Annual Meeting.

         The approval of the holders of a majority of the issued and outstanding shares of common stock of the Company is required for the adoption of the proposed Articles of Amendment.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS APPROVE THE ADOPTION OF THE PROPOSED ARTICLES OF AMENDMENT.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

         On October 20, 1999, the Company's Audit Committee unanimously approved the dismissal of PricewaterhouseCoopers LLP ("PwC") as the Company's independent accountants, and engaged Grant Thornton LLP as the Company's new independent accountants. The Audit Committee cited cost considerations as a principal reason for the change.

         PwC's report on the financial statements of the Company for the two fiscal years preceding their dismissal did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

         During the two most recent fiscal years and the subsequent interim period preceding the dismissal of PwC, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

         No event listed in Paragraphs (A) through (D) of Item 304 a(1)(v) of Regulation S-K occurred within the Company's two most recent fiscal years and the subsequent interim period preceding the dismissal of PwC except as follows:

         During the course of its fiscal 1999 year end closing process, the Company discovered certain accounting errors and irregularities at its Paaco Automotive Group, Inc. and Premium Auto Acceptance Corporation subsidiaries (collectively, "Paaco"). As a result of such discovery PwC
         (i) expanded their fiscal 1999 audit procedures at Paaco and (ii) advised the Company that a material weakness existed in Paaco's financial reporting and accounting processes.

         The Audit Committee of the Board of Directors of the Company met with PwC and discussed the subject matter of the audit procedures and advice of PwC with respect to Paaco, and the Company authorized PwC to respond fully to the inquiries of the Company's successor accountant concerning the subject matter of PwC's audit procedures and advice regarding Paaco.

         During the two most recent fiscal years and subsequent interim period preceding the engagement of Grant Thornton LLP, the Company did not consult with Grant Thornton LLP on (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the Company's financial statements, or (iii) any matter that was either the subject of a disagreement or a reportable event.

         PwC provided the Company with a letter indicating its agreement with the foregoing statements.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Grant Thornton LLP served as the Company's independent auditors for the fiscal year ended April 30, 2001. The Company has not as yet executed an engagement letter with respect to the audit of the Company's financial statements for the fiscal year ending April 30, 2002, but expects to do so in due course.

         A representative of Grant Thornton LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions which stockholders might have. The Company knows of no direct or indirect material financial interest or relationship that members of this firm have with the Company.

       AUDIT FEES. The aggregate fees billed by Grant Thornton LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended April 30, 2001 and the reviews of the financial statements included in the Company's Form 10-Q for that year were $297,450.


       FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. During the fiscal year ended April 30, 2001, Grant Thornton LLP did not perform any services for the Company with regard to financial information systems design and implementation.

       ALL OTHER FEES. The aggregate fees for non-audit services provided by Grant Thornton LLP during the fiscal year ended April 30, 2001 were $75,450.

         The Audit Committee of the Board of Directors has considered whether the provision of non-audit services by Grant Thornton LLP to the Company is compatible with maintaining such firm's independence. See also "Report of Audit Committee."

                               REPORT ON FORM 10-K

         The Company's Annual Report on Form 10-K, as amended, for the fiscal year ended April 30, 2001, as filed with the Securities and Exchange Commission, is available to stockholders who make written request therefor to the Secretary of the Company, Mark D. Slusser, at the offices of the Company, 4040 North MacArthur Boulevard, Suite 100, Irving, Texas 75038. Copies of exhibits filed with that report or referenced therein will be furnished to stockholders of record upon request and payment of the Company's expenses in furnishing such documents.

                              STOCKHOLDER PROPOSALS

         Any proposal to be presented at next year's Annual Meeting must be received at the principal executive offices of the Company not later than August 5, 2002, directed to the attention of the Secretary, for consideration for inclusion in the Company's proxy statement and form of proxy relating to that meeting. In connection with the Company's Annual Meeting of Stockholders for the fiscal year ending April 30, 2002, if the Company does not receive notice of a matter or proposal to be considered by October 21, 2002, then the persons appointed by the Board of Directors to act as the proxies for such Annual Meeting (named in the form of proxy) will be allowed to use their discretionary voting authority with respect to any such matter or proposal at the Annual Meeting, if such matter or proposal is raised at that Annual Meeting. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

                                  OTHER MATTERS

         Management does not know of any matter to be brought before the meeting other than those referred to above. If any other matter properly comes before the meeting, the persons designated as proxies will vote on each such matter in accordance with their best judgment.



                                   By Order of the Board of Directors.

                                   /s/ Edward R. McMurphy

                                   Edward R. McMurphy
                                   Chairman of the Board,
                                   President and Chief Executive Officer

December 14, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                       OF
                                CROWN GROUP, INC.

         The undersigned stockholder(s) of Crown Group, Inc., a Texas corporation (the "Company"), hereby appoints Edward R. McMurphy and Mark D. Slusser, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Crown Group, Inc. to be held on Wednesday, January 16, 2002 at 10:00 a.m. local time at the Four Seasons Hotel and Resort, 4150 North MacArthur Boulevard, Irving, Texas 75038, to vote the shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

         (1) To elect six directors for a term of one year and until their successors are elected and qualified:

                  [  ]     FOR all nominees listed below (except as indicated to
                           the contrary below)

                  [  ]     AGAINST AUTHORITY to vote for all nominees

                              Edward R. McMurphy       Tilman J. Falgout, III
                              John David Simmons       Bennie M. Bray
                              Robert J. Kehl           Nan R. Smith

         If you wish to withhold authority to vote for any individual nominee(s), write the name(s) on the line below:

-------------------------------------------------------------------------------

         (2) To approve an amendment to the Articles of Incorporation of the Company changing the name of the Company to "America's Car-Mart, Inc." and deleting Section D and Section E of
                  Article IV of the Articles of Incorporation, each of which relates to the gaming business, in which the Company is no longer engaged.

                  [  ]   FOR         [  ]  AGAINST            [  ]    ABSTAIN

         (3) In their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or postponement thereof.

         PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY. This proxy, when properly executed, will be voted in accordance with directions given by the undersigned stockholder. If no direction is made, it will be voted FOR Proposals 1 and 2 and as the proxies deem advisable on such other matters as may come before the meeting.

                           Date:
                                -----------------------------------------------



                           ----------------------------------------------------
                                             Signature


                           ----------------------------------------------------
                                            Signature

                           (This Proxy should be marked, dated, and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)